Exhibit 99.1
Workday Announces Fourth Quarter and Full Year Fiscal 2018 Financial Results

Q4 Total Revenues of $582.5 Million, Up 32.5% Year Over Year
Subscription Revenue of $490.0 Million, Up 33.7% Year Over Year
Subscription Revenue Backlog of $5.2 Billion, Up 34.4% Year Over Year

Fiscal Year 2018 Total Revenues of $2.1 Billion, Up 36.1% Year Over Year
Subscription Revenue of $1.8 Billion, Up 38.5% Year Over Year
Fiscal Year 2018 Operating Cash Flows of $465.7 Million, Up 32.8% Year Over Year

PLEASANTON, Calif., Feb. 27, 2018 - Workday, Inc. (NASDAQ: WDAY), a leader in enterprise cloud applications for finance and human resources, today announced results for the fourth quarter and full fiscal year ended January 31, 2018.

Fiscal Fourth Quarter Results

•	Total revenues were $582.5 million, an increase of 32.5% from the fourth quarter of fiscal 2017. Subscription revenues were $490.0 million, an increase of 33.7% from the same period last year.

•
Operating loss was $81.3 million, or negative 14.0% of revenues, compared to an operating loss of $88.9 million, or negative 20.2% of revenues, in the same period last year. Non-GAAP operating profit for the fourth quarter was $55.5 million, or 9.5% of revenues, compared to a non-GAAP operating profit of $25.3 million, or 5.8% of revenues, in the same period last year.[1]

•
Net loss per basic and diluted share was $0.42, compared to a net loss per basic and diluted share of $0.44 in the fourth quarter of fiscal 2017. Non-GAAP net income per diluted share was $0.28, compared to a non-GAAP net income per diluted share of $0.16 in the same period last year.[1]

Fiscal Year 2018 Results

•	Total revenues were $2.1 billion, an increase of 36.1% from fiscal 2017. Subscription revenues were $1.8 billion, an increase of 38.5% from the prior year.

•
Operating loss was $303.2 million, or negative 14.1% of revenues, compared to an operating loss of $353.1 million, or negative 22.4% of revenues, in fiscal 2017. Non-GAAP operating profit was $215.6 million, or 10.1% of revenues, compared to a non-GAAP operating profit of $52.6 million, or 3.3% of revenues, in the same period last year.[1]

•
Net loss per basic and diluted share was $1.55, compared to a net loss per basic and diluted share of $1.94 in fiscal 2017. Non-GAAP net income per diluted share was $1.03, compared to a non-GAAP net income per diluted share of $0.23 last year.[1]

•	Operating cash flows were $465.7 million and free cash flows were $324.2 million.[2]

•	Cash, cash equivalents, and marketable securities were $3.3 billion as of January 31, 2018. Unearned revenues were over $1.5 billion, a 25.8% increase from the same period last year.

Comments on the News
"Q4 was a great close to a very successful year. We delivered the best quarter to date for Workday Financial Management that included two new Fortune 500 customers, and extended our leadership in HR - now having over 175 of the Fortune 500 as Workday HCM customers," said Aneel Bhusri, co-founder and CEO, Workday. "Combining our happy base of referenceable customers with our unique vision bringing together planning, execution, and analysis, as well as opening our cloud platform, puts Workday in a strong position for continued growth for years to come."

"Our fourth quarter capped a very strong year of growth where we continued to show momentum across our subscription revenue growth drivers, while also demonstrating the strength of our business model with record operating margins and cash flow," said Robynne Sisco, co-president and chief financial officer, Workday. "As we look ahead, our market position continues to strengthen giving us increasing confidence in the durability of growth over time. For fiscal 2019, we estimate that subscription revenues will be $2.265 to $2.280 billion or growth of 27-28%, which would put Workday on pace to be one of the fastest SaaS companies to surpass $2 billion in subscription revenue."

Recent Highlights

•	Workday held its annual Workday Rising Europe conference, bringing together more than 1,800 of the Workday community for education and collaboration in Barcelona, Spain.

•
Workday announced extended personalization capabilities and tools in Workday HCM with a new people experience. With new functionality on the homepage for Workday HCM, employees will be able to easily perform various workplace tasks across Workday applications and third-party systems without needing to access an HR portal.

•
Workday announced it acquired SkipFlag, a disruptor in the enterprise knowledge management space, marking another step in Workday's efforts to invest in areas such as machine learning, advanced search, and natural language processing.

•
Workday announced a partnership with Duo Security, helping complement Workday's already robust, built-in security with seamless integrations that enable customers to leverage Duo's multi-factor authentication functionality right within Workday's user interface.

•
With data privacy and the General Data Protection Regulation (GDPR) being top-of-mind, Workday announced it joined the General Assembly of the EU Cloud Code of Conduct, a group of cloud service providers working to demonstrate to companies and regulators their compliance with privacy laws in advance of GDPR.

Earnings Call Details
Workday plans to host a conference call today to review its fourth quarter and full year 2018 financial results and to discuss its financial outlook. The call is scheduled to begin at 2:00 p.m. PT/ 5:00 p.m. ET and can be accessed via webcast. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 90 days.

Workday intends to use the Workday Blog as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

1 Non-GAAP operating profit (loss) and non-GAAP net income (loss) per share exclude share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, and debt discount and issuance costs associated with convertible notes. See the section titled "About Non-GAAP Financial Measures" in the accompanying financial tables for further details.

2 Free cash flows are defined as operating cash flows minus capital expenditures (excluding owned real estate projects). See the section titled "About Non-GAAP Financial Measures" in the accompanying financial tables for further details.

About Workday
Workday is a leading provider of enterprise cloud applications for finance and human resources. Founded in 2005, Workday delivers financial management, human capital management, and analytics applications designed for the world's largest companies, educational institutions, and government agencies. Organizations ranging from medium-sized businesses to Fortune 50 enterprises have selected Workday.

Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to Workday's financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled "About Non-GAAP Financial Measures." A reconciliation of our forward outlook for non-GAAP operating margin with our forward-looking GAAP operating margin is not available without unreasonable efforts as the quantification of stock-based compensation expense, which is excluded from our non-GAAP operating margin, requires additional inputs such as number of shares granted and market price that are not ascertainable.

Forward-Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding Workday's fiscal year 2019 subscription revenue projections and growth, business model, and market position. The words "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "plans," and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) breaches in our security measures, unauthorized access to our customers' data or disruptions in our data center operations; (ii) our ability to manage our growth effectively; (iii) competitive factors, including pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (iv) the development of the market for enterprise cloud services; (v) acceptance of our applications and services by customers; (vi) adverse changes in general economic or market conditions; (vii) delays or reductions in information technology spending; and (viii) changes in sales, which may not be immediately reflected in our results due to our subscription model. Further information on risks that could affect Workday's results is included in our filings with the Securities and Exchange Commission (SEC), including our Form 10-Q for the quarter ended October 31, 2017 and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Any unreleased services, features, or functions referenced in this document, our website, or other press releases or public statements that are not currently available are subject to change at Workday's discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.

© 2018. Workday, Inc. All rights reserved. Workday and the Workday logo are registered trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Workday, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	January 31,
	2018	2017
		*As Adjusted
Assets
Current assets:
Cash and cash equivalents	$1,134,355	$539,923
Marketable securities	2,133,495	1,456,822
Trade and other receivables, net	528,208	409,780
Deferred costs	63,060	51,330
Prepaid expenses and other current assets	97,860	66,590
Total current assets	3,956,978	2,524,445
Property and equipment, net	546,609	365,877
Deferred costs, noncurrent	140,509	117,249
Acquisition-related intangible assets, net	34,234	48,787
Goodwill	159,376	158,354
Other assets	109,718	53,570
Total assets	$4,947,424	$3,268,282
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$20,998	$26,824
Accrued expenses and other current liabilities	121,879	61,582
Accrued compensation	148,247	110,625
Unearned revenue	1,426,241	1,086,212
Current portion of convertible senior notes, net	341,509	—
Total current liabilities	2,058,874	1,285,243
Convertible senior notes, net	1,149,845	534,423
Unearned revenue, noncurrent	110,906	135,331
Other liabilities	47,434	36,677
Total liabilities	3,367,059	1,991,674
Stockholders’ equity:
Common stock	211	202
Additional paid-in capital	3,354,423	2,681,200
Accumulated other comprehensive income (loss)	(46,413)	2,071
Accumulated deficit	(1,727,856)	(1,406,865)
Total stockholders’ equity	1,580,365	1,276,608
Total liabilities and stockholders’ equity	$4,947,424	$3,268,282
* Prior-period information has been restated for the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which we adopted on February 1, 2017.

Workday, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2018	2017	2018	2017
		*As Adjusted		*As Adjusted
Revenues:
Subscription services	$490,002	$366,585	$1,787,833	$1,290,733
Professional services	92,478	72,999	355,217	283,707
Total revenues	582,480	439,584	2,143,050	1,574,440
Costs and expenses (1):
Costs of subscription services	75,834	58,165	273,461	213,389
Costs of professional services	95,118	72,016	355,952	270,156
Product development	253,454	191,556	910,584	680,531
Sales and marketing	179,585	153,273	683,367	565,328
General and administrative	59,824	53,513	222,909	198,122
Total costs and expenses	663,815	528,523	2,446,273	1,927,526
Operating loss	(81,335)	(88,939)	(303,223)	(353,086)
Other income (expense), net	(7,096)	(2,291)	(11,563)	(32,427)
Loss before provision for (benefit from) income taxes	(88,431)	(91,230)	(314,786)	(385,513)
Provision for (benefit from) income taxes	669	(2,961)	6,436	(814)
Net loss	$(89,100)	$(88,269)	$(321,222)	$(384,699)
Net loss per share, basic and diluted	$(0.42)	$(0.44)	$(1.55)	$(1.94)
Weighted-average shares used to compute net loss per share, basic and diluted	210,909	201,530	207,774	198,214

(1) Costs and expenses include share-based compensation expenses as follows:
Costs of subscription services	$7,110	$5,936	$26,280	$20,773
Costs of professional services	10,314	8,135	37,592	26,833
Product development	62,751	49,279	229,819	166,529
Sales and marketing	26,144	23,786	100,762	86,229
General and administrative	20,316	18,581	83,972	78,265
*Prior-period information has been restated for the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which we adopted on February 1, 2017.

Workday, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2018	2017	2018	2017
		*As Adjusted		*As Adjusted
Cash flows from operating activities
Net loss	$(89,100)	$(88,269)	$(321,222)	$(384,699)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	34,594	32,646	136,974	115,885
Share-based compensation expenses	126,635	105,717	478,425	372,272
Amortization of deferred costs	15,397	12,428	57,562	45,345
Amortization of debt discount and issuance costs	17,924	6,876	43,916	26,947
Gain on sale of cost method investment	—	—	(720)	(65)
Impairment of cost method investment	592	—	692	15,000
Other	(12,919)	(3,660)	(9,602)	(1,982)
Changes in operating assets and liabilities, net of business combinations:
Trade and other receivables, net	(174,076)	(117,044)	(114,613)	(91,755)
Deferred costs	(42,489)	(41,041)	(92,552)	(82,848)
Prepaid expenses and other assets	(45,610)	(5,426)	(68,983)	(16,794)
Accounts payable	(10,079)	4,256	(7,249)	6,336
Accrued expense and other liabilities	(2,273)	(6,252)	47,515	23,367
Unearned revenue	307,952	209,500	315,584	323,617
Net cash provided by (used in) operating activities	126,548	109,731	465,727	350,626
Cash flows from investing activities
Purchases of marketable securities	(686,766)	(345,482)	(2,515,997)	(1,917,238)
Maturities of marketable securities	405,824	371,536	1,591,554	1,986,031
Sales of available-for-sale securities	20,904	41,100	243,727	133,292
Business combinations, net of cash acquired	(5,744)	—	(5,744)	(147,879)
Owned real estate projects	(44,660)	(21,518)	(124,811)	(106,997)
Capital expenditures, excluding owned real estate projects	(36,059)	(32,278)	(141,536)	(120,813)
Purchases of cost method investments	(5,477)	—	(16,199)	(300)
Sales and maturities of cost method investments	—	5,000	1,026	5,315
Purchase of other intangible assets	(11,000)	—	(11,000)	—
Other	1,000	—	—	(296)
Net cash provided by (used in) investing activities	(361,978)	18,358	(978,980)	(168,885)
Cash flows from financing activities
Proceeds from borrowings on convertible senior notes, net of issuance costs	—	—	1,132,101	—
Proceeds from issuance of warrants	—	—	80,805	—
Purchase of convertible senior notes hedges	—	—	(175,530)	—
Proceeds from issuance of common stock from employee equity plans	32,555	24,812	69,056	58,079
Other	(58)	596	(170)	1,602
Net cash provided by (used in) financing activities	32,497	25,408	1,106,262	59,681
Effect of exchange rate changes	490	28	751	385
Net increase (decrease) in cash, cash equivalents, and restricted cash	(202,443)	153,525	593,760	241,807
Cash, cash equivalents, and restricted cash at the beginning of period	1,338,097	388,369	541,894	300,087
Cash, cash equivalents, and restricted cash at the end of period	$1,135,654	$541,894	$1,135,654	$541,894

	Three Months Ended January 31,		Year Ended January 31,
	2018	2017	2018	2017
		*As Adjusted		*As Adjusted
Supplemental cash flow data
Cash paid for interest, net of amounts capitalized	$12	$452	$76	$3,156
Cash paid for income taxes	159	513	3,418	5,315
Non-cash investing and financing activities:
Vesting of early exercised stock options	$105	$438	$775	$1,803
Purchases of property and equipment, accrued but not paid	51,545	27,696	51,545	27,696
Non-cash additions to property and equipment	4,120	1,112	5,396	2,094

	January 31, 2018	January 31, 2017
		*As Adjusted
Reconciliation of cash, cash equivalents, and restricted cash as shown in the statement of cash flows
Cash and cash equivalents	$1,134,355	$539,923
Restricted cash included in Other assets	1,299	1,971
Total cash, cash equivalents, and restricted cash	$1,135,654	$541,894
*Prior-period information has been restated for the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which we adopted on February 1, 2017.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended January 31, 2018
(in thousands, except per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (3)	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$75,834	$(7,110)	$(3,821)	$—	$64,903
Costs of professional services	95,118	(10,314)	(560)	—	84,244
Product development	253,454	(62,751)	(3,784)	—	186,919
Sales and marketing	179,585	(26,144)	(1,169)	—	152,272
General and administrative	59,824	(20,316)	(859)	—	38,649
Operating income (loss)	(81,335)	126,635	10,193	—	55,493
Operating margin	(14.0)%	21.7%	1.8%	—%	9.5%
Other income (expense), net	(7,096)	—	—	17,924	10,828
Income (loss) before provision for (benefit from) income taxes	(88,431)	126,635	10,193	17,924	66,321
Provision for (benefit from) income taxes (1)	669	—	—	—	669
Net income (loss)	$(89,100)	$126,635	$10,193	$17,924	$65,652
Net income (loss) per share (2)	$(0.42)	$0.60	$0.05	$0.05	$0.28

(1)
Workday's GAAP tax provision is primarily related to state taxes and income tax in profitable foreign jurisdictions. We maintain a full valuation allowance against our deferred tax assets in the US. Accordingly, there is no tax impact associated with the non-GAAP adjustments.

(2)
GAAP net loss per share is calculated based upon 210,909 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 237,164 diluted weighted-average shares of common stock.

(3)	Other operating expenses include total employer payroll tax-related items on employee stock transactions of $5.3 million and amortization of acquisition-related intangible assets of $4.9 million.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended January 31, 2017
(in thousands, except per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (3)	Amortization of Debt Discount and Issuance Costs	Non-GAAP
	*As Adjusted				*As Adjusted
Costs and expenses:
Costs of subscription services	$58,165	$(5,936)	$(160)	$—	$52,069
Costs of professional services	72,016	(8,135)	(312)	—	63,569
Product development	191,556	(49,279)	(6,381)	—	135,896
Sales and marketing	153,273	(23,786)	(858)	—	128,629
General and administrative	53,513	(18,581)	(853)	—	34,079
Operating income (loss)	(88,939)	105,717	8,564	—	25,342
Operating margin	(20.2)%	24.1%	1.9%	—%	5.8%
Other income (expense), net	(2,291)	—	—	6,876	4,585
Income (loss) before provision for (benefit from) income taxes	(91,230)	105,717	8,564	6,876	29,927
Provision for (benefit from) income taxes (1)	(2,961)	—	—	—	(2,961)
Net income (loss)	$(88,269)	$105,717	$8,564	$6,876	$32,888
Net income (loss) per share (2)	$(0.44)	$0.52	$0.04	$0.04	$0.16

(1)
Workday's GAAP tax provision is primarily related to state taxes and income tax in profitable foreign jurisdictions. We maintain a full valuation allowance against our deferred tax assets in the US. Accordingly, there is no tax impact associated with the non-GAAP adjustments.

(2)
GAAP net loss per share is calculated based upon 201,530 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 210,846 diluted weighted-average shares of common stock.

(3)	Other operating expenses include total employer payroll tax-related items on employee stock transactions of $3.5 million and amortization of acquisition-related intangible assets of $5.1 million.
*Prior-period information has been restated for the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which we adopted on February 1, 2017.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Year Ended January 31, 2018
(in thousands, except per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (3)	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$273,461	$(26,280)	$(7,043)	$—	$240,138
Costs of professional services	355,952	(37,592)	(2,045)	—	316,315
Product development	910,584	(229,819)	(23,128)	—	657,637
Sales and marketing	683,367	(100,762)	(4,567)	—	578,038
General and administrative	222,909	(83,972)	(3,614)	—	135,323
Operating income (loss)	(303,223)	478,425	40,397	—	215,599
Operating margin	(14.1)%	22.3%	1.9%	—%	10.1%
Other income (expense), net	(11,563)	—	—	43,916	32,353
Income (loss) before provision for (benefit from) income taxes	(314,786)	478,425	40,397	43,916	247,952
Provision for (benefit from) income taxes (1)	6,436	—	—	—	6,436
Net income (loss)	$(321,222)	$478,425	$40,397	$43,916	$241,516
Net income (loss) per share (2)	$(1.55)	$2.30	$0.19	$0.09	$1.03

(1)
Workday's GAAP tax provision is primarily related to state taxes and income tax in profitable foreign jurisdictions. We maintain a full valuation allowance against our deferred tax assets in the US. Accordingly, there is no tax impact associated with the non-GAAP adjustments.

(2)
GAAP net loss per share is calculated based upon 207,774 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 234,089 diluted weighted-average shares of common stock.

(3)	Other operating expenses include total employer payroll tax-related items on employee stock transactions of $21.0 million and amortization of acquisition-related intangible assets of $19.4 million.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Year Ended January 31, 2017
(in thousands, except per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (3)	Amortization of Debt Discount and Issuance Costs	Non-GAAP
	*As Adjusted				*As Adjusted
Costs and expenses:
Costs of subscription services	$213,389	$(20,773)	$(730)	$—	$191,886
Costs of professional services	270,156	(26,833)	(1,199)	—	242,124
Product development	680,531	(166,529)	(18,533)	—	495,469
Sales and marketing	565,328	(86,229)	(3,316)	—	475,783
General and administrative	198,122	(78,265)	(3,302)	—	116,555
Operating income (loss)	(353,086)	378,629	27,080	—	52,623
Operating margin	(22.4)%	24.0%	1.7%	—%	3.3%
Other income (expense), net	(32,427)	—	—	26,947	(5,480)
Income (loss) before provision for (benefit from) income taxes	(385,513)	378,629	27,080	26,947	47,143
Provision for (benefit from) income taxes (1)	(814)	—	—	—	(814)
Net income (loss)	$(384,699)	$378,629	$27,080	$26,947	$47,957
Net income (loss) per share (2)	$(1.94)	$1.91	$0.14	$0.12	$0.23

(1)
Workday's GAAP tax provision is primarily related to state taxes and income tax in profitable foreign jurisdictions. We maintain a full valuation allowance against our deferred tax assets in the US. Accordingly, there is no tax impact associated with the non-GAAP adjustments.

(2)
GAAP net loss per share is calculated based upon 198,214 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 208,453 diluted weighted-average shares of common stock.

(3)	Other operating expenses include total employer payroll tax-related items on employee stock transactions of $14.3 million and amortization of acquisition-related intangible assets of $12.7 million.
*Prior-period information has been restated for the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which we adopted on February 1, 2017.

Workday, Inc.
Reconciliation of GAAP Cash Flows from Operations to Free Cash Flows
(A Non-GAAP Financial Measure)
(in thousands)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2018	2017	2018	2017
		*As Adjusted		*As Adjusted
Net cash provided by (used in) operating activities	$126,548	$109,731	$465,727	$350,626
Capital expenditures, excluding owned real estate projects	(36,059)	(32,278)	(141,536)	(120,813)
Free cash flows	$90,489	$77,453	$324,191	$229,813
*Prior-period information has been restated for the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which we adopted on February 1, 2017.

About Non-GAAP Financial Measures
To provide investors and others with additional information regarding Workday's results, we have disclosed the following non-GAAP financial measures: non-GAAP operating income (loss), non-GAAP net income (loss) per share, and free cash flows. Workday has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. The non-GAAP financial measures of non-GAAP operating income (loss) and non-GAAP net income (loss) per share differ from GAAP in that they exclude share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization of acquisition-related intangible assets, and non-cash interest expense related to our convertible senior notes. Free cash flows differ from GAAP cash flows from operating activities in that it treats capital expenditures (excluding owned real estate projects) as a reduction to cash flows.
Workday's management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Workday's financial performance and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect Workday's ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Workday's business, as they exclude expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Workday's operating results and prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flows provides investors and others with an important perspective on the cash flows generated by normal recurring activities to make strategic acquisitions and investments, to fund ongoing operations, and to fund other capital expenditures.
Management believes excluding the following items from the GAAP Condensed Consolidated Statement of Operations is useful to investors and others in assessing Workday's operating performance due to the following factors:

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Share-based compensation expenses. Although share-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude share-based compensation expenses to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies. Share-based compensation expenses are determined using a number of factors, including our stock price, volatility, and forfeitures rates, that are beyond our control and generally unrelated to operational decisions and performance in any particular period. Further, share-based compensation expenses are not reflective of the value ultimately received by the grant recipients.

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Other operating expenses. Other operating expenses includes employer payroll tax-related items on employee stock transactions and amortization of acquisition-related intangible assets. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus we do not believe it is reflective of ongoing operations.

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Amortization of debt discount and issuance costs. Under GAAP, we are required to separately account for liability (debt) and equity (conversion option) components of the convertible senior notes that were issued in private placements in June 2013 and September 2017. Accordingly, for GAAP purposes we are required to recognize the effective interest expense on our convertible senior notes and amortize the issuance costs over the term of the notes. The difference between the effective interest expense and the contractual interest expense, and the amortization expense of issuance costs are excluded from management's assessment of our operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. Management believes that the exclusion of the non-cash interest expense provides investors an enhanced view of Workday's operational performance.

Additionally, we believe that the non-GAAP financial measure, free cash flows, is meaningful to investors because we review cash flows generated from or used in operations after deducting certain capital expenditures that are considered to be an ongoing operational component of our business. Capital expenditures deducted from cash flows from operations do not include purchases of land and buildings or construction costs of our new development center and of other owned buildings. We exclude these owned real estate projects as they are infrequent in nature. For fiscal 2018, these costs primarily represented the construction of our new development center, which is anticipated to be completed in fiscal 2020.

The use of non-GAAP operating income (loss) and non-GAAP net income (loss) per share measures has certain limitations as they do not reflect all items of income and expense that affect Workday's operations. Workday compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Workday's financial information in its entirety and not rely on a single financial measure.

Investor Relations Contact:
Michael Magaro
+1 (925) 379-6000
Michael.Magaro@Workday.com

Media Contact:
Jeff Shadid
+1 (405) 834-7777
Jeff.Shadid@Workday.com